Exhibit 10.3

                           DUTCHFORK BANCSHARES, INC.
                              EMPLOYMENT AGREEMENT

     This AGREEMENT ("Agreement") is made effective as of June 29, 2000, by and between DutchFork Bancshares, Inc. (the "Holding Company"), a corporation organized under the laws of the State of Delaware with its principal offices at 1735 Wilson Road, Newberry, South Carolina 29108 and J. Thomas Johnson
("Executive"). Any reference to "Institution" or "Bank" herein shall mean Newberry Federal Savings Bank or any successor thereto.

     WHEREAS, the Holding Company wishes to assure itself of the services of Executive for the period provided in this Agreement; and

     WHEREAS, Executive is willing to serve in the employ of the Holding Company on a full-time basis for said period.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1.   POSITION AND RESPONSIBILITIES.

     During the period of Executive's employment hereunder, Executive agrees to serve as Chairman of the Board, President and Chief Executive Officer of the Holding Company. Executive shall render administrative and management services to the Holding Company such as are customarily performed by persons in a similar executive capacity. During said period, Executive also agrees to serve, if elected, as an officer or director of any subsidiary of the Holding Company.

2.   TERM.

     (a) The period of Executive's employment under this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of thirty-six (36) full calendar months thereafter. Commencing on the first anniversary date of this Agreement, and continuing on each anniversary thereafter, the disinterested members of the board of directors of the Holding Company ("Board") may extend the Agreement an additional year such that the remaining term of the Agreement shall be thirty-six (36) months unless Executive elects not to extend the term of this Agreement by giving written notice in accordance with Section 8 of this Agreement. The Board will review the Agreement and Executive's performance annually for purposes of determining whether to extend the Agreement and the rationale and results thereof shall be included in the minutes of the Board's meeting. The Board shall give notice to Executive as soon as possible after such review as to whether the Agreement is to be extended.

     (b) During the period of Executive's employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence,

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Executive shall devote  substantially all his business time,  attention,  skill, and efforts to the faithful performance of his duties hereunder, including activities and services related to the organization, operation and management of the Holding Company and its direct or indirect subsidiaries ("Subsidiaries") and participation in community, professional and civic organizations; provided, however, that, with the approval of the Board, as evidenced by a resolution of such Board, from time to time, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations, which, in such Board's judgment, will not present any conflict of interest with the Holding Company or its Subsidiaries, or materially affect the performance of Executive's duties pursuant to this Agreement.

     (c) Notwithstanding anything contained in this Agreement to the contrary, Executive's employment with the Holding Company may be terminated by the Holding Company or Executive during the term of this Agreement, subject to the terms and conditions of this Agreement. However, Executive shall not perform, in any respect, directly or indirectly, during the pendency of his temporary or permanent suspension or termination from the Institution, duties and responsibilities formerly performed at the Institution as part of his duties and responsibilities as Chairman of the Board, President and Chief Executive Officer of the Holding Company.

3.   COMPENSATION AND REIMBURSEMENT.

     (a) Executive shall be entitled to a salary from the Holding Company or its Subsidiaries of $191,000 per year ("Base Salary"). Base Salary shall include any amounts of compensation deferred by Executive under any tax-qualified retirement or welfare benefit plan or any other deferred compensation arrangement maintained by the Holding Company and its Subsidiaries. Such Base Salary shall be payable in accordance with the Holding Company's payroll practices. During the period of this Agreement, Executive's Base Salary shall be reviewed annually in connection with Executive's performance evaluation by the Board and the Board's consideration of any renewal or extension of the term of the Agreement. Executive's salary review shall be conducted by the Board or by a Committee of the Board delegated such responsibility by the Board. Any increase in Base Salary shall become the "Base Salary" for purposes of this Agreement. In addition to the Base Salary provided in this Subsection 3(a), the Holding Company shall also provide Executive, at no premium cost to Executive, with all such other benefits as provided uniformly to permanent full-time employees of the Holding Company and its Subsidiaries. In addition, Executive shall be entitled to incentive compensation and bonuses as provided in any plan or arrangement of the Holding Company or its Subsidiaries in which Executive is eligible to participate.

     (b) Executive shall be entitled to participate in any employee benefit plans, arrangements and perquisites substantially equivalent to those in which Executive was participating or otherwise deriving benefit from immediately prior to the beginning of the term of this Agreement, and the Holding Company and its Subsidiaries will not, without Executive's prior written consent, make any changes in such plans, arrangements or perquisites which would materially adversely affect Executive's rights or benefits thereunder, except to the extent that such changes are made applicable to all Holding Company and Institution employees eligible to participate in such plans, arrangements and perquisites on a non-discriminatory basis. Without limiting the generality of the foregoing

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provisions of this Subsection  3(b),  Executive shall be entitled to participate in or receive  benefits under all plans  relating to stock  options,  restricted
stock  awards,  stock  purchases,   pension,  thrift,  supplemental  retirement,
profit-sharing, employee stock ownership, group life insurance, medical and other health and welfare coverage, education, cash or stock bonuses that are now or hereafter made available by the Holding Company or its Subsidiaries to its senior executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Executive shall be entitled to incentive compensation and bonuses as provided in any plan of the Holding Company and its Subsidiaries in which Executive is eligible to participate. Nothing paid to Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which Executive is entitled under this Agreement.

     (c) The Holding Company shall pay or reimburse Executive for all reasonable and documented expenses which have been authorized by the Board and which Executive incurred in the performance of his obligations under this Agreement. Further, the Holding Company may provide such additional compensation in such form and such amounts as the Board may from time to time determine.

4.   PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION.

     (a) Upon the occurrence of an Event of Termination (as defined in this Agreement) during Executive's term of employment under this Agreement, the provisions of this Section 4 shall apply. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following: (i) the termination by the Holding Company of Executive's full-time employment hereunder for any reason other than termination governed by Subsection 5(a) of this Agreement, or for Cause, as defined in Section 7 of this Agreement; (ii) Executive's resignation from the Holding Company's employ, upon, any (A) failure to elect or reelect or to appoint or reappoint Executive as Chairman of the Board, President and Chief Executive Officer, unless consented to by Executive,
(B) a material change in Executive's function, duties, or responsibilities with the Holding Company or its Subsidiaries, which change would cause Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in Section 1 of this Agreement, unless consented to by Executive, (C) a relocation of Executive's principal place of employment by more than 25 miles from its location at the effective date of this Agreement, unless consented to by Executive, (D) a material reduction in the benefits and perquisites to Executive from those being provided as of the effective date of this Agreement, unless consented to by Executive, (E) a liquidation or dissolution of the Holding Company or the Institution, or (F) breach of this Agreement by the Holding Company. Upon the occurrence of any event described in clauses (A), (B), (C), (D), (E) or (F), above, the Holding Company shall have the opportunity to cure the breach within thirty (30) days after receiving notice from Executive that an Event of Termination had occurred. If the Holding Company does not cure the event or circumstance constituting an Event of Termination within the time period prescribed in this Subsection 4(a), Executive shall have the right to elect to terminate his employment under this Agreement by resignation upon not less than sixty (60) days prior written notice thereafter.

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     (b)  Upon  the  occurrence  of an  Event  of  Termination,  on the  Date of
Termination, as defined in Section 8 of this Agreement, the Holding Company shall be obligated to pay Executive, or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, a sum equal to the sum of: (i) the Base Salary and bonuses in accordance with Subsection 3(a) of this Agreement that would have been paid to Executive for the remaining term of this Agreement had the Event of Termination not occurred and (ii) all benefits, including health insurance in accordance with Subsection 3(b) of this Agreement that would have been provided to Executive for the remaining term of this Agreement had an Event of Termination not occurred; provided, however, that any payments pursuant to this Subsection 4(b) and Subsection 4(c) below shall not, in the aggregate, exceed three (3) times Executive's average annual compensation for the five (5) most recent taxable years that Executive has been employed by the Holding Company or such lesser number of years in the event that Executive shall have been employed by the Holding Company for less than five (5) years. At the election of Executive, which election is to be made prior to an Event of Termination, such payments shall be made in a lump sum. In the event that no election is made, payment to Executive will be made on a monthly basis in approximately equal installments during the remaining term of the Agreement. In the event the Institution is not in compliance with its minimum capital requirements or if such payments pursuant to this Subsection 4(b) would cause the Institution's capital to be reduced below its minimum regulatory capital requirements, such payments shall be deferred until such time as the Bank or successor thereto is in capital compliance. Payments made under this Subsection 4(b) shall not be reduced in the event Executive obtains other employment following termination of employment.

     (c) Upon the occurrence of an Event of Termination, the Holding Company will cause to be continued life, medical, dental and disability coverage substantially equivalent to the coverage maintained by the Holding Company or its Subsidiaries for Executive prior to his termination at no premium cost to Executive. Such coverage shall cease upon the expiration of the remaining term of this Agreement.

     (d) Executive shall not be entitled to receive benefits under Subsections 4(b) or 4(c) of this Agreement in the event Executive is employed by the Bank or another affiliate of the Holding Company following his termination of employment from the Holding Company as a result of an Event of Termination.

5.   CHANGE IN CONTROL.

     (a) For purposes of this Agreement, a "Change in Control" of the Bank or Holding Company shall mean an event of a nature that: (i) results in a Change in Control of the Bank or the Holding Company within the meaning of the Home Owners' Loan Act of 1933, as amended and the Rules and Regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency), as in effect on the date hereof; or (ii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Bank or the Holding Company representing 25% or more of the Bank's or the Holding Company's outstanding voting securities or

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

right to acquire such securities except for any voting securities of the Bank purchased by the Holding Company and any voting securities purchased by any employee benefit plan of the Holding Company or its Subsidiaries, or (B) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-fourths (3/4) of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by a Nominating Committee solely composed of members which are Incumbent Board members, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board, or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Holding Company or similar transaction is consummated in which the Bank or Holding Company is not the resulting entity.

     (b) If a Change in Control has occurred pursuant to Subsection 5(a) of this Agreement or the Board has determined that a Change in Control has occurred, Executive shall be entitled to the benefits provided in paragraphs (c) and (d), of this Section 5 upon his subsequent termination of employment at any time during the twelve (12) month period following the date of the Change in Control due to (i) Executive's dismissal, or (ii) Executive's voluntary resignation following any demotion, loss of title, office or significant authority or responsibility, reduction in the annual compensation or reduction in benefits or relocation of his principal place of employment by more than 25 miles from its location immediately prior to the Change in Control, unless such termination is because of his death or termination for Cause.

     (c) Upon Executive's entitlement to benefits pursuant to Subsection 5(b) of this Agreement, the Holding Company shall pay Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to the greater of: (i) the Base Salary and bonuses in accordance with Subsection 3(a) of this Agreement that would have been paid to Executive for the remaining term of this Agreement had the event described in Subsection (b) of this Section 5 not occurred and all benefits, including health insurance, in accordance with Subsection 3(b) that would have been provided to Executive for the remaining term of this Agreement had the event described in Subsection (b) of this Section 5 not occurred; or (ii) three (3) times Executive's Average Annual Compensation (as defined herein) for the five (5) preceding taxable years that Executive has been employed by the Holding Company or its Subsidiaries or such lesser number of years in the event Executive shall have been employed with the Holding Company or its Subsidiaries less than five (5) years; provided, however, that any payments pursuant to this Section 5 shall not, in the aggregate, exceed three (3) times Executive's Average Annual Compensation for the five (5) most recent taxable years that Executive has been employed by the Holding Company or such lesser number of years in the event that Executive shall have been employed by the Holding Company for less than five (5) years. Average Annual Compensation shall include all taxable income paid by the Holding Company or its
Subsidiaries, including but not limited to, Base Salary, commissions and bonuses, as well as contributions on behalf of Executive to any pension and profit sharing plan, severance payments, directors or committee fees and fringe benefits paid or to be paid to Executive during such years. At the election of Executive, which election is to be made prior to a Change in Control, such

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payment  shall be made in a lump sum.  In the event  that no  election  is made, payment to Executive will be made on a monthly basis in approximately equal installments during the remaining term of the Agreement. In the event the Bank is not in compliance with its minimum capital requirements or if such payments pursuant to this Subsection 5(b) would cause the Bank's capital to be reduced below its minimum regulatory capital requirements, such payments shall be deferred until such time as the Bank or successor thereto is in capital compliance. Payments under this Section 5 shall not be reduced in the event Executive obtains other employment following termination of employment.

     (d) Upon Executive's entitlement to benefits pursuant to Subsection 5(b) of this Agreement, the Company will cause to be continued life, medical, dental and disability coverage substantially equivalent to the coverage maintained by the Institution for Executive at no premium cost to Executive prior to his severance. Such coverage and payments shall cease upon the earlier of: (i) the expiration of thirty-six (36) months following the Change in Control; or (ii) employment by another employer who provides substantially similar life, medical, dental and disability coverage.

6.   CHANGE IN CONTROL RELATED PROVISIONS.

     Notwithstanding the provisions of Section 5 of this Agreement, in no event shall the aggregate payments or benefits to be made or afforded to Executive under Section 5 or otherwise paid or provided by the Holding Company in connection with a Change in Control (the "Termination Benefits") constitute an "excess parachute payment" under Section 280G of the Code or any successor thereto, and in order to avoid such a result, the Termination Benefits will be reduced, if necessary, to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times Executive's "base amount," as determined in accordance with said Section 280G. The allocation of any reduction required with respect to the Termination Benefits shall be determined by Executive.

7.   TERMINATION FOR CAUSE.

     The term "Termination for Cause" shall mean termination because of Executive's personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), final cease and desist order or material breach of any provision of this Agreement. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a Notice of Termination which shall include a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths (3/4) of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause. During the period beginning on the date of the Notice of Termination for Cause pursuant to Section 8 of this Agreement through the Date of Termination, stock options granted to Executive under any stock option plan shall not be exercisable nor shall any unvested stock awards granted to Executive

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under any stock  benefit  plan of the  Institution,  the Holding  Company or any subsidiary or affiliate thereof, vest. At the Date of Termination, such stock options and any such unvested stock awards shall become null and void and shall not be exercisable by or delivered to Executive at any time subsequent to such Termination for Cause.

8.   NOTICE.

     (a) Any purported termination by the Holding Company or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

     (b) "Date of Termination" shall mean the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given).

     (c) If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, except upon the occurrence of a Change in Control and voluntary termination by Executive in which case the Date of Termination shall be the date specified in the Notice, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Except as otherwise provided by this Agreement, following Executive's receipt of a Notice of Termination, his employment with the Holding Company shall be terminated and his rights to any and all benefits under this Agreement shall cease.

9.   POST-TERMINATION OBLIGATIONS.

     All  payments  and  benefits to  Executive  under this  Agreement  shall be subject to Executive's compliance with this Section 9 for one (1) full year after the earlier of the expiration of this Agreement or termination of Executive's employment with the Holding Company. Executive shall, upon reasonable notice, furnish such information and assistance to the Holding Company as may reasonably be required by the Holding Company in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

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10.  NON-COMPETITION AND NON-DISCLOSURE.

     (a) Upon any termination of Executive's  employment  hereunder  pursuant to
Section 4 of this Agreement, Executive agrees not to compete with the Holding Company or its Subsidiaries for a period of one (1) year following such termination in any city, town or county in which Executive's normal business office is located and the Holding Company or any of its Subsidiaries has an office or has filed an application for regulatory approval to establish an office, determined as of the effective date of such termination, except as agreed to pursuant to a resolution duly adopted by the Board. Executive agrees that during such period and within said cities, towns and counties, Executive shall not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other business activities of the Holding Company or its Subsidiaries. The parties hereto, recognizing that irreparable injury will result to the Holding Company or its Subsidiaries, its business and property in the event of Executive's breach of this Subsection 10(a) agree that in the event of any such breach by Executive, the Holding Company or its Subsidiaries, will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Executive, Executive's partners, agents, servants, employees and all persons acting for or under the direction of Executive. Executive represents and admits that in the event of the termination of his employment pursuant to Section 7 of this Agreement, Executive's experience and capabilities are such that Executive can obtain employment in a business engaged in other lines and/or of a different nature than the Holding Company or its Subsidiaries, and that the enforcement of a remedy by way of injunction will not prevent Executive from earning a livelihood. Nothing herein will be construed as prohibiting the Holding Company or its Subsidiaries from pursuing any other remedies available to the Holding Company or its Subsidiaries for such breach or threatened breach, including the recovery of damages from Executive.

     (b) Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Holding Company and its Subsidiaries as it may exist from time to time, is a valuable, special and unique asset of the business of the Holding Company and its Subsidiaries. Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Holding Company and its Subsidiaries thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever unless expressly authorized by the Board of Directors or required by law. Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Holding Company. In the event of a breach or threatened breach by Executive of the provisions of this Section 10, the Holding Company will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Holding Company or its Subsidiaries or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Holding Company from pursuing any other remedies available to the Holding Company for such breach or threatened breach, including the recovery of damages from Executive.

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11.  SOURCE OF PAYMENTS.

     (a) All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Holding Company subject to Subsection 11(b) of this Agreement.

     (b) Notwithstanding any provision herein to the contrary, to the extent that payments and benefits, as provided by this Agreement, are paid to or received by Executive under the Employment Agreement dated June 29, 2000, between Executive and the Institution, such compensation payments and benefits paid by the Institution will be subtracted from any amount due simultaneously to Executive under similar provisions of this Agreement. Payments pursuant to this Agreement and the Institution Agreement shall be allocated in proportion to the level of activity and the time expended on such activities by Executive as determined by the Holding Company and the Institution on a quarterly basis.

12.  EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFIT PLANS.

     This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Holding Company or any predecessor of the Holding Company and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

13.  NO ATTACHMENT.

     (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

     (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Holding Company and their respective successors and assigns.

14.  MODIFICATION AND WAIVER.

     (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

     (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

15.  SEVERABILITY.

     If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

16.  HEADINGS FOR REFERENCE ONLY.

     The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

17.  GOVERNING LAW.

     This Agreement shall be governed by the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

18.  ARBITRATION.

     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by Executive within fifty
(50) miles from the location of the Institution, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

     In the event any dispute or controversy arising under or in connection with Executive's termination is resolved in favor of Executive, whether by judgment, arbitration or settlement, Executive shall be entitled to the payment of all back-pay, including salary, bonuses and any other cash compensation, fringe benefits and any compensation and benefits due Executive under this Agreement.

19.  PAYMENT OF LEGAL FEES.

     All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Holding Company, if Executive is successful pursuant to a legal judgment, arbitration or settlement.

20.  INDEMNIFICATION.

     (a) The Holding Company shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense and shall indemnify Executive (and his heirs, executors and administrators) to the fullest extent permitted under Delaware law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Holding Company (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

     (b) Any payments made to Executive pursuant to this Section are subject to and conditioned upon compliance with 12 U.S.C.ss.1828(k) and 12 C.F.R. Part 359 and any rules or regulations promulgated thereunder.

21.  SUCCESSOR TO THE HOLDING COMPANY.

     The Holding Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Institution or the Holding Company, expressly and unconditionally to assume and agree to perform the Holding Company's obligations under this Agreement, in the same manner and to the same extent that the Holding Company would be required to perform if no such succession or assignment had taken place.

22.  REQUIRED REGULATORY PROVISIONS.

In the event any of the foregoing provisions of this Section 22 are in conflict with the terms of this Agreement, this Section 22 shall prevail.

     (a) The Bank may terminate Executive's employment at any time, but any termination by the Bank, other than Termination for Cause, shall not prejudice Executive's right to compensation or other benefits under this Agreement. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause as defined in Section 7 of this Agreement.

     (b) If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1818(e)(3) or (g)(1); the Bank 's and the Holding Company's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank or the Holding Company may in its discretion: (i) pay Executive all or part of the compensation withheld while their contract obligations were suspended; and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

     (c) If Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1818(e)(4) or (g)(1), all obligations of the Bank and/or the Holding Company under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

     (d) If the Bank is in default as defined in Section 3(x)(1) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1813(x)(1) all obligations of the Bank and/or the Holding Company under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

     (e) All obligations of the Bank and/or the Holding Company under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the institution: (i) by the Director of the OTS (or his designee), the FDIC or the Resolution Trust Corporation, at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1823(c); or (ii) by the Director of the OTS (or his designee) at the time the Director (or his designee) approves a supervisory merger to resolve problems related to the operations of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

     (f) Any payments made to Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon compliance with 12
U.S.C.ss.1828(k) and 12 C.F.R.ss.545.121 and any rules and regulations promulgated thereunder.

     (g) Any payments made under this Agreement shall not, in the aggregate, exceed three (3) times Executive's Average Annual Compensation (as defined in this Agreement) for the five (5) most recent taxable years that Executive has been employed by the Holding Company or such lesser number of years in the event that Executive shall have been employed by the Holding Company for less than five (5) years.

                                   SIGNATURES

     IN WITNESS WHEREOF, DutchFork Bancshares, Inc. has caused this Agreement to be executed and its seal to be affixed hereunto by its duly authorized officer and its directors, and Executive has signed this Agreement, on the 5th day of July, 2000.



ATTEST:                          DUTCHFORK BANCSHARES, INC.


 /s/ Brenda S. Smith             By: /s/ Steve P. Sligh
------------------------            --------------------------------------------
                                    For the Entire Board of Directors




       [SEAL]


WITNESS:                               EXECUTIVE



 /s/ Brenda S. Smith                By: /s/ J. Thomas Johnson
------------------------               -----------------------------------------
                                       J. Thomas Johnson


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